Exhibit 99.3
Platinum Underwriters Finance, Inc.
Platinum Underwriters Holdings, Ltd.
Offer to Exchange
Any and all outstanding
Series A 7.50% Notes due June 1, 2017
for
Series B 7.50% Notes due June 1, 2017
which have been registered under the Securities Act of 1933
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [                       ], 2005, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION.
[                    ], 2005
To Our Clients:
      Enclosed for your consideration are a Prospectus dated [          ], 2005 (the “Prospectus”) of Platinum Underwriters Finance, Inc. (“Platinum Finance”) and Platinum Underwriters Holdings, Ltd. (“Platinum Holdings”), and form of Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by Platinum Finance to exchange up to $250,000,000 aggregate principal amount of outstanding Series A 7.50% Notes due June 1, 2017 issued by Platinum Finance and unconditionally guaranteed by Platinum Holdings (collectively, the “Outstanding Notes”), for up to $250,000,000 aggregate principal amount of Series B 7.50% Notes due June 1, 2017 issued by Platinum Finance and unconditionally guaranteed by Platinum Holdings, which have been registered under the Securities Act of 1933, as amended (collectively, the “Exchange Notes”). The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof, upon the terms and subject to the conditions of the enclosed Prospectus, and the Exchange Notes will not be subject to any increase in annual interest rate. The Exchange Offer is being made in order to satisfy certain obligations of Platinum Finance and Platinum Holdings contained in the Exchange and Registration Rights Agreement dated as of May 26, 2005 among Platinum Finance, Platinum Holdings and Goldman, Sachs & Co., the initial purchaser of the Outstanding Notes. Platinum Finance will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.
      This material is being forwarded to you as the beneficial owner of Outstanding Notes held by us for your account but not registered in your name. A tender of such Outstanding Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, Platinum Finance and Platinum Holdings urge beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender Outstanding Notes in the Exchange Offer.
      Accordingly, we request instructions as to whether you wish to tender any or all of such Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us do so, please so instruct us by completing, executing and returning to us the instruction form that appears on the reverse side hereof. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us as to whether or not to tender your Outstanding Notes. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender your Outstanding Notes.

INSTRUCTIONS
      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer by Platinum Finance with respect to the Outstanding Notes.
      This will instruct you, the registered holder, to tender the principal amount of the Outstanding Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

Principal Amount Held for Account Holder(s)	Principal Amount to be Tendered*

*     Unless otherwise indicated, the entire principal amount held for the account of the undersigned will be tendered.

SIGN HERE
Dated

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